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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              HCR MANOR CARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

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                                    HCR LOGO

                              HCR MANOR CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      and
                                PROXY STATEMENT

                                  MEETING DATE
                                  MAY 4, 1999

                            YOUR VOTE IS IMPORTANT!
             Please mark, date and sign the enclosed proxy card and
          promptly return it to the Company in the enclosed envelope.

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

                                    HCR LOGO

                              HCR MANOR CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

     The 1999 annual meeting of stockholders of HCR Manor Care, Inc. will be held on Tuesday, May 4, 1999 at 2:00 p.m. in the auditorium of One SeaGate, Toledo, Ohio, for the following purposes:

     1. To elect three directors for three-year terms, or until their successors are elected and qualified;

     2. To ratify the selection of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting.

     The record date for voting at the meeting is March 11, 1999. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

     Please mark, sign, date and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all stockholders of record should sign.

                                          By Order of the Board of Directors,

                                          R. Jeffrey Bixler
                                          Secretary
March 29, 1999

                              HCR MANOR CARE, INC.

                               333 N. SUMMIT ST.
                               TOLEDO, OHIO 43604

     The Board of Directors of HCR Manor Care, Inc. ("Company" or "HCR Manor Care") is soliciting proxies to be used at the 1999 annual meeting of stockholders which will be held on Tuesday, May 4, 1999 beginning at 2:00 p.m., and at any and all adjournments thereof. The meeting will be held at One SeaGate, Toledo, Ohio, in the auditorium adjacent to the lobby. The mailing of this proxy statement and the enclosed proxy will commence on or about March 29, 1999.

     This meeting is the first annual meeting of stockholders since the completion of the merger transaction which combined Health Care and Retirement Corporation ("HCR") and Manor Care, Inc. ("Manor Care") in September, 1998 ("Merger"). You are invited to attend the meeting; however, whether or not you attend the meeting, you are requested to vote on the proposals described in this proxy statement.

WHAT INFORMATION IS CONTAINED IN THIS DOCUMENT?

     The information contained in this proxy statement describes the proposals to be voted on by the stockholders at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers of the Company and certain other required information. A copy of the Company's 1998 Annual Report is being sent to you at the same time as this statement.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     Two proposals are scheduled to be voted on:

          - The election of three directors for three-year terms.

          - The ratification of the selection of the Company's independent public accountants for 1999.

     If other business properly comes before the meeting, such matters may also require stockholder action.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 11, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on the record date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. The Company's Certificate of Incorporation does not provide for cumulative voting. At the record date, there were outstanding 111,024,222 shares of the Company's common stock.

WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

     The presence at the meeting, in person or by proxy, of holders of a majority of the total shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of the business of the meeting. The election inspector appointed for the meeting will tabulate the votes cast in person or by proxy and will determine whether or not a quorum is present.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it as instructed, your shares will be voted as you direct. If you are a registered stockholder and attend the meeting in person, you may deliver your completed proxy card at the meeting.

     If your shares are held in a stock brokerage account or by a bank or other nominee, these proxy materials are being forwarded to you by your broker or other nominee who is considered to be the stockholder of record with respect to these shares. As the beneficial owner of these shares you have the right to direct your broker how to vote your shares. Your broker or nominee has enclosed a voting instruction card for you to use.

     If you hold your shares through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be counted on those matters and will not be counted in determining the number of shares necessary for approval. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The election inspector will treat a properly executed proxy that abstains with respect to any matter as not voted, but the shares represented by the proxy will be counted for purposes of determining whether there is a quorum.

HOW DO I VOTE MY 401(K) SHARES?

     If you hold shares in an account under the Health Care and Retirement Corporation Stock Purchase and Retirement Savings Plan ("SPARS"), you will receive a separate proxy card. The trustee under the plan must vote your shares in accordance with written instructions received from you. As to the shares for which written instructions are not received, the trustee will vote the shares in a uniform manner as a single block in accordance with the instructions received with respect to the majority of the shares. The common stock outstanding on the record date included 565,467 shares held by the trustees under the SPARS. The trustees under the Manor Care, Inc. Retirement Savings and Investment Plan and the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan have the exclusive right to vote the shares held in such plans.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Any proxy may be revoked by the person or persons giving it at any time before it is exercised at the annual meeting by giving notice of revocation to the Company in writing or at the annual meeting.

WHO WILL COUNT THE VOTE?

     A representative of Harris Trust and Savings Bank, the Company's transfer agent, will tabulate the votes and act as inspector of the election.

IS MY VOTE CONFIDENTIAL?

     Yes. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder may withhold authority to vote for all or certain nominees in which case the proxy will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

CAN I ATTEND THE MEETING IN PERSON?

     All stockholders as of the record date or their duly appointed proxies may attend the meeting. Stockholders may be requested to present valid identification for admission to the meeting.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years. Currently, the terms of office for members of Class II of the Board of Directors will expire on the date of the Annual Meeting in 1999. The members of Class II are Stewart Bainum, Joseph H. Lemieux and Gail R. Wilensky. The Board of Directors has fixed the number of directors to be elected at the 1999 Annual Meeting at three and has nominated Messrs. Bainum and Lemieux and Ms. Wilensky for election to Class
II. Those persons who are elected directors at the 1999 Annual Meeting will hold office until their terms expire on the date of the 2002 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class III and Class I of the Board of Directors will expire, respectively, on the dates of the Annual Meeting in 2000 and 2001.

     As provided in the Amended and Restated Agreement and Plan of Merger, dated as of June 10, 1998 pursuant to which the Merger was consummated ("Merger Agreement"), the Company's Board of Directors consists of ten directors, five of whom were designated by HCR ("HCR Directors") and five of whom were designated by Manor Care ("Manor Care Directors"). Pursuant to the Merger Agreement, the stockholders of the Company approved amended and restated by-laws which provide that through the second annual stockholders meeting after the effective time of the Merger (September 25, 1998): (i) if any vacancy occurs on the Board of Directors as a result of the death, resignation or removal of an HCR Director or a Manor Care Director; or (ii) if any seat held by an HCR Director or a Manor Care Director is subject to nomination for election, then subject to the fiduciary duties of the directors, the Board of Directors of the Company shall take all necessary actions to appoint or nominate, as the case may be, such person as may be requested by the remaining HCR Directors (in the case of a vacancy or nomination concerning an HCR Director) or by the remaining Manor Care Directors (in the case of a vacancy or nomination concerning a Manor Care Director). The amended and restated by-laws further provide that the foregoing terms may only be amended prior to the second annual stockholders meeting by a vote of 75% of the directors of the Company or by an 80% vote of the outstanding shares of common stock. The nominations of Messrs. Bainum and Lemieux and Ms. Wilensky comply with these provisions.

     So far as the Board has been advised, only the three persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these three nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the vacancy will be filled in accordance with the by-laws of the Company.

     The following information, which has been provided by the directors, sets forth for each nominee for election to the Board of Directors and for each director whose term continues, the name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which the person has served as a director of the Company.

1999 NOMINEES

     STEWART BAINUM, age 79, has been a director of the Company since September, 1998. Since 1965 he has been Chairman of the Board of Realty Investment Company, Inc. From 1968 until September, 1998 Mr. Bainum was a director of Manor Care which, since the effective time of the Merger, has been a subsidiary of the Company. Mr. Bainum was Vice Chairman of the Board of Manor Care from March, 1987 until September, 1998 and Chairman of that Board from 1968 to March, 1987. He was President of Manor Care from December, 1980 through October, 1981 and from May, 1982 through July, 1985. Mr. Bainum is a member of Class II of the Board of Directors of the Company.

     JOSEPH H. LEMIEUX, age 68, has been a director of the Company since August, 1991. Mr. Lemieux is Chief Executive Officer of Owens-Illinois, Inc., a position he has held since September, 1990. Mr. Lemieux has been a member of the Owens-Illinois Board of Directors since July, 1984 and Chairman of that Board since September, 1991. He is a member of Class II of the Board of Directors of the Company and a member of the Compensation Committee. Mr. Lemieux is also a director of National City Corporation.

     GAIL R. WILENSKY, Ph.D., age 55, has been a director of the Company since September, 1998. Since January, 1993 Ms. Wilensky has been a Senior Fellow at Project Hope. From March, 1992 to January, 1993 she was Deputy Assistant to President Bush for Policy Development, responsible for advising the President on health and welfare issues. From January, 1990 to March, 1992 Ms. Wilensky was Administrator of the Health Care Financing Administration ("HCFA") in the Department of Health and Human Services where she directed the Medicare and Medicaid programs. Ms. Wilensky is currently Chairperson of the Medicare Payment Advisory Commission and has also served as a member and chairperson of the Physician Payment Review Commission and the Health Advisory Committee of the General Accounting Office. Ms. Wilensky is a member of Class II of the Board of Directors and a member of the Audit Committee. She is also a director of Advanced Tissue Sciences, Inc., Pharmerica, Inc., NeoPath, Inc., Quest Diagnostics Incorporated, Ralin Medical, Inc., Shared Medical Systems Corporation, St. Jude Medical, Inc., Syncor International Corporation and United HealthCare Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

CONTINUING DIRECTORS

     STEWART BAINUM, JR., age 53, has been Chairman of the Board and a director since September, 1998. From March, 1987 to September, 1998 he was Chairman of the Board and Chief Executive Officer of Manor Care and President of Manor Care from June, 1989 to September, 1998. Mr. Bainum, Jr. was Vice Chairman of Manor Care from June, 1982 to March, 1987. He is a member of Class I of the Board of Directors of the Company. Mr. Bainum, Jr. is also a director and chairman of Choice Hotels International, Inc. and a director and chairman of Sunburst Hospitality Corporation.

     WILLIAM H. LONGFIELD, age 60, has been a director of the Company since September, 1998. He was a director of Manor Care from 1989 to September, 1998. He has been Chairman and Chief Executive Officer of C.R. Bard, Inc. since September, 1995 and was President and Chief Executive Officer from June, 1994 to September, 1995. Mr. Longfield was President and Chief Operating Officer of C.R. Bard, Inc. from September, 1991 to June, 1994. Mr. Longfield is a member of Class I of the Board of Directors of the Company and a member of the Audit and Compensation Committees. He is also a director of C.R. Bard, Inc., Horizon Health Corporation, United Dental Care, Inc. and West Pharmaceutical Services, Inc.

     FREDERIC V. MALEK, age 62, has been a director of the Company since February, 1999. He previously served as a director of Manor Care from 1990 to September, 1998. Mr. Malek has been Chairman of Thayer Capital Partners since January, 1993. Mr. Malek was Campaign Manager of the Bush-Quayle '92 Campaign from December, 1991 to December, 1992. He was President and Vice Chairman of Northwest Airlines from late 1989 through 1991. Mr. Malek is a member of Class III of the Board of Directors of the Company and a member of the Compensation Committee. He is also a director of Northwest Airlines, Automatic Data Processing, Inc., FPL Group, PaineWebber Mutual Funds, Global Vacation Group, Aegis Communications Co., CB Richard Ellis and American Management Systems, Inc.

     PAUL A. ORMOND, age 49, has been President and Chief Executive Officer of the Company since August, 1991. He was Chairman of the Board from August, 1991 until September, 1998. Since October, 1991 he has been employed by Health Care and Retirement Corporation of America ("HCRA"), a subsidiary of the Company, as President and Chief Executive Officer. He is a member of Class I of the Board of Directors of the Company. Mr. Ormond is also a director of Aeroquip-Vickers, Inc. and became a director of National City Corporation in February, 1999.

     ROBERT G. SIEFERS, age 53, has been a director of the Company since February, 1992. Since October, 1997 Mr. Siefers has been Vice Chairman and Chief Financial Officer of National City Corporation, Cleveland, Ohio. From February, 1991 until October, 1997 Mr. Siefers was Executive Vice President and Chief Financial Officer of National City Corporation. Mr. Siefers is a member of Class III of the Board of Directors and a member of the Audit Committee.

     M. KEITH WEIKEL, age 61, has been Senior Executive Vice President and Chief Operating Officer of the Company since August, 1991 and a director of the Company since February, 1992. Since October, 1991 he has been employed by HCRA as Senior Executive Vice President and Chief Operating Officer. Mr. Weikel is a member of Class III of the Board of Directors.

     THOMAS L. YOUNG, age 55, has been a director of the Company since August, 1991. He is Executive Vice President and General Counsel of Owens-Illinois, Inc., a position he has held since April, 1992. He is a member of Class III of the Board of Directors and a member of the Audit and Compensation Committees. Mr. Young is also a director of Owens-Illinois, Inc.

COMPENSATION OF DIRECTORS

     During 1998, the annual fee for service on the Board by each non-management director was $20,000. In addition, the fee paid to non-management directors for attendance at Board meetings was $1,000 per meeting, and the fee for attendance at meetings of a committee of the Board was $500 per meeting. Such fees were paid in cash quarterly unless deferred under the Deferred Compensation Plan for Outside Directors. Management directors do not receive additional compensation for service on the Board of Directors.

     The Company has adopted, with stockholder approval, a Stock Option Plan for Outside Directors ("Outside Directors Plan"). Under the terms of the Outside Directors Plan, each non-management director receives an option to purchase 9,000 shares of common stock upon election to the Board and, after completing one year of service, an additional option to purchase 9,000 shares of common stock on the business day immediately following each annual stockholders' meeting for so long as such person continues to serve as a director. The per share exercise price of each option is the fair market value of a share of common stock on the date of grant. Options granted under this plan are immediately exercisable. During 1998, Ms. Wilensky and Messrs. Stewart Bainum, Stewart Bainum, Jr., Lemieux, Longfield, Siefers and Young each received option grants under the terms of the Outside Directors Plan.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met fourteen times during 1998. All members of the Board attended all meetings of the Board and all meetings of the committees on which each served except Mr. Lemieux who was unable to attend one Board meeting and one Compensation Committee meeting.

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent public accountants; reviews the plan and results of the auditing engagement with the independent public accountants; reviews the scope and results of the Company's internal auditing procedures; reviews the adequacy of the Company's system of internal accounting controls and corporate compliance program; and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met twice during 1998. The Committee is comprised of Ms. Wilensky and Messrs. Longfield, Siefers and Young.

     The Compensation Committee of the Board of Directors is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs. The Committee has overall responsibility for administering the executive compensation program of the Company. The Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews and approves salaries for the executive officers of the Company. The Committee is also responsible for administering the Amended Stock Option Plan for Key Employees, the Amended Restricted Stock Plan and certain other incentive compensation plans covering executive officers. The Compensation Committee met five times during 1998. The Committee is comprised of Messrs. Lemieux, Longfield, Malek and Young.

OTHER DIRECTOR INFORMATION

     During 1998, National City Corporation and certain of its subsidiaries provided commercial banking, private banking and trust services to the Company and certain of its officers. Mr. Lemieux was a director of National City Corporation and Mr. Siefers was an executive officer of such company during 1998. From the effective time of the Merger until December 31, 1998, Mr. Bainum, Jr. served as a special consultant to the Company pursuant to a retention agreement which entitled him to a continuation of salary payments established by Manor Care and a stay bonus of $838,724. In addition, the Company and Mr. Bainum, Jr., have entered into a non-competition agreement pursuant to which Mr. Bainum, Jr. is prohibited from engaging in certain competitive activity as described in the non-competition agreement until June 9, 2001 in exchange for which Mr. Bainum, Jr. received a lump sum payment of $2,100,000.

                    SECURITY OWNERSHIP OF CERTAIN MANAGEMENT
                             AND BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows, as of the record date, information concerning beneficial ownership of shares of Common Stock by directors and nominees individually, the individuals named in the Summary Compensation Table, and directors and executive officers of the Company as a group. Except as indicated by the notes to the table, the holders listed below have sole voting and investment power over the shares beneficially owned by them.

                                                                AMOUNT AND NATURE
                                               NAME OF            OF BENEFICIAL      PERCENT
           TITLE OF CLASS                 BENEFICIAL OWNER      OWNERSHIP(1)(2)(3)   OF CLASS
-------------------------------------  -----------------------  ------------------   --------
Common Stock.........................  Stewart Bainum               10,379,192(4)       9.4%
Common Stock.........................  Stewart Bainum, Jr.          15,189,508(5)      13.7%
Common Stock.........................  R. Jeffrey Bixler               157,999          (7)
Common Stock.........................  Joseph H. Lemieux                78,000          (7)
Common Stock.........................  William H. Longfield             21,069          (7)
Common Stock.........................  Frederic A. Malek                 9,000          (7)
Common Stock.........................  Geoffrey G. Meyers              514,758          (7)
Common Stock.........................  Paul A. Ormond                2,730,649(6)       2.4%
Common Stock.........................  Paul G. Sieben                  105,228          (7)
Common Stock.........................  Robert G. Siefers                66,000          (7)
Common Stock.........................  M. Keith Weikel                 693,753          (7)
Common Stock.........................  Gail R. Wilensky                  9,000          (7)
Common Stock.........................  Thomas L. Young                  59,550          (7)
Common Stock.........................  Executive Officers &         24,485,187         21.4%
                                       Directors as a group

---------------

(1) Includes shares of restricted stock granted to certain executive officers and directors under Manor Care Inc.'s restricted stock plans.

(2) Includes the following number of shares which the person has a right to acquire within 60 days of the record date upon the exercise of options:
    Bainum -- 9,000; Bainum, Jr. -- 9,000; Bixler -- 124,820; Lemieux -- 63,000;
    Longfield -- 9,000; Malek -- 9,000; Meyers -- 389,348; Ormond -- 1,829,302;
    Siefers -- 63,000; Weikel -- 506,394; Wilensky -- 9,000; Young -- 54,000;
    and Executive Officers and Directors as a Group -- 3,248,339.

(3) Includes shares held by Messrs. Bixler, Meyers, Ormond, Sieben and Weikel, and by all executive officers as a group, under the Company's 401(k) savings plans as of the record date.

(4) Includes 3,723,410 shares held directly or indirectly by the Stewart Bainum Declaration of Trust, the sole trustee of which is Mr. Bainum (the "SB Trust"); his interest in 975,603 shares owned by Bainum Associates Limited Partnership ("Bainum Associates"), and 1,233,539 shares owned by MC Investments Limited Partnership ("MC Investments"), each of which is a limited partnership in which the SB Trust is a limited partner and as such has the right to acquire at any time a number of shares equal in value to the liquidation preference of its limited partnership interest; 3,567,869 shares owned by Realty Investment Company, Inc. ("Realty Investment"), a real estate investment and management company in which Mr. Bainum and his wife have shared voting authority with other family members; and 70,205 shares held by the Commonweal Foundation of which Mr. Bainum is Chairman of the Board of Directors and has shared voting authority; and 798,711 shares held by the Jane L. Bainum Declaration of Trust, the sole trustee of which is Mr. Bainum's wife.

(5) Includes 5,417,761 shares owned by Bainum Associates and 4,415,250 shares owned by MC Investments in both of which the Stewart Bainum, Jr. Declaration of Trust, the sole trustee of which is

    Stewart Bainum, Jr. (the "SB, Jr. Trust"), is managing general partner with the sole right to dispose of the shares. Authority to vote such shares is held by the voting general partner, Mr. B. Houston McCeney. Also includes 1,779,628 shares owned by Mid-Pines Associates, L.P. ("Mid-Pines"), in which the SB, Jr. Trust is managing general partner and has shared voting authority; and 3,567,869 shares held by Realty Investment in which the SB, Jr. Trust has shared voting authority. Due to the shared voting authority of Mr. Bainum and Mr. Bainum, Jr. with respect to certain shares owned by Bainum Associates, MC Investments and Realty Investments, the individual totals stated in the table include shares attributable to both individuals. The total shares over which either Mr. Bainum or Mr. Bainum, Jr. have any voting or investment power is approximately 19,791,689 shares or 17.8% of the total outstanding shares.

(6) Includes 81,472 shares held by family members of Mr. Ormond and 89,286 shares held in trust for certain family members of Mr. Ormond. Mr. Ormond disclaims any beneficial interest in the shares held by family members or in trust.

(7) Percentage of ownership does not exceed one percent of the class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of December 31, 1998, with respect to any person who is known to the Company to be the beneficial owner of more than five percent of its common stock other than Stewart Bainum and Stewart Bainum, Jr. whose holdings are disclosed in the table above. The information presented is based upon filings made pursuant to the Securities Exchange Act of 1934 and received by the Company.

                                                                               AMOUNT AND NATURE
                                              NAME AND ADDRESS                   OF BENEFICIAL      PERCENT OF
        TITLE OF CLASS                      OF BENEFICIAL OWNER                    OWNERSHIP          CLASS
-------------------------------  ------------------------------------------    -----------------    ----------
Common Stock...................  Ronald Baron                                     13,701,686          12.4%
                                 767 Fifth Ave., 24th Floor
                                 New York, NY 10153

---------------

(1) The Schedule 13D information received by the Company indicates that Mr. Baron has sole voting and dispositive power over 1,033,620 shares and shared voting and dispositive power over 12,668,066 shares; Baron Capital Group, Inc. ("BCG") has sole voting and dispositive power over 880,000 shares and shared voting and dispositive power over 12,668,066 shares; Baron Capital Management, Inc. ("BCM"), a registered investment adviser, has sole voting and dispositive power over 880,000 shares and shared voting and dispositive power over 1,592,366 shares; BAMCO, Inc., a registered investment adviser, has shared voting and dispositive power over 11,075,700 shares; Baron Asset Fund ("BAF"), an investment company registered under the Investment Company Act of 1940, has shared voting and dispositive power over 10,350,700 shares. Mr. Baron is President of BCG, BAMCO and BCM and Chief Executive Officer of BAF.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the annual and long-term compensation for the last three completed fiscal years for the Company's Chief Executive Officer and the four other most highly compensated executive officers at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL
                                             COMPENSATION(1)            LONG-TERM COMPENSATION
                                           -------------------   ------------------------------------
                                                                          AWARDS             PAYOUTS
                                                                 ------------------------   ---------
                                                                 RESTRICTED   SECURITIES    LONG-TERM
             NAME AND                                              STOCK      UNDERLYING    INCENTIVE      ALL OTHER
        PRINCIPAL POSITION          YEAR    SALARY     BONUS     AWARDS(2)    OPTIONS (#)    PAYOUTS    COMPENSATION(3)
        ------------------          ----   --------   --------   ----------   -----------   ---------   ---------------
Paul A. Ormond....................  1998   $606,758   $840,000           --     460,000     $432,000      $5,973,636
  President and                     1997    511,904    550,000   $4,387,500      90,000      405,000          38,395
  Chief Executive Officer           1996    481,731    500,000           --      90,000      396,900          32,781

M. Keith Weikel...................  1998    386,942    450,000           --     160,000      228,000       3,428,785
  Senior Exec. Vice President       1997    326,154    285,000    1,170,000      30,000      213,750          30,022
  and Chief Operating Officer       1996    306,154    260,000           --      30,000      211,680          24,055

Geoffrey G. Meyers................  1998    285,392    245,000           --      77,756      115,500       2,151,983
  Exec. Vice President              1997    234,808    140,000      877,500      18,000      109,200          12,403
  and Chief Financial Officer       1996    220,808    128,000           --      18,000      108,241          13,300

R. Jeffrey Bixler.................  1998    208,335    150,000           --      43,000       60,000       1,394,862
  Vice President and                1997    172,635     80,000      585,000      12,898       54,375           9,575
  General Counsel                   1996    160,692     66,000           --      12,000       53,746           8,407

Paul G. Sieben....................  1998    187,027     75,000           --      18,000       58,125          13,363
  Vice President, Director of       1997    164,519     62,000      219,375       9,000       54,375           9,829
  Development & Construction        1996    155,519     57,000           --       9,000       53,746           8,231

---------------

(1) The aggregate incremental cost of perquisites and other personal benefits was less than the minimum required to be reported pursuant to the Securities and Exchange Commission's rules.

(2) The amounts in this column represent the value of restricted stock awards made to the named individuals in March 1997. The grant of the restricted stock was contingent upon achievement by the Company of certain performance-based criteria specified in the award and the certification by the Compensation Committee that the criteria was achieved. Subsequent to December 31, 1997, the Committee certified the achievement of the criteria and the restricted stock grants were made on January 29, 1998. The Committee imposed restrictions on the sale or encumbrance of the restricted shares granted to officers, including the individuals named in the Summary Compensation Table, until the later of December 31, 2000 or retirement. As a result of the Merger, the restrictions on the restricted stock lapsed on September 25, 1998 and there was no restricted stock outstanding at December 31, 1998.

(3) The amounts disclosed in this column for 1998 include (a) retention payments pursuant to the employment agreements described below for Messrs. Ormond, Weikel, Meyers and Bixler in the amounts of $5,916,000, $3,384,000, $2,131,500 and $1,380,000, respectively; (b) Company matching contributions to the HCR Senior Management Savings Plan ("SMSP"), a nonqualified defined contribution plan, on behalf of Messrs. Ormond, Weikel, Meyers, Bixler and Sieben in the amounts of $34,703, $20,158, $8,562, $7,292 and $7,471, respectively; and (c) the dollar value of premiums paid for life insurance for Messrs. Ormond, Weikel, Meyers, Bixler and Sieben in the amounts of $22,933, $24,627, $11,921, $7,570 and $5,892, respectively.

OPTION GRANTS

     The following table sets forth information on stock option grants during 1998 pursuant to the Company's Amended Stock Option Plan for Key Employees ("Option Plan") for the individuals named in the Summary Compensation Table. The Company does not maintain a stock appreciation rights plan covering executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS(1)
                                 -------------------------------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                 SECURITIES     OPTIONS/SARS
                                 UNDERLYING      GRANTED TO
                                   OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION       GRANT DATE
NAME                             GRANTED(#)         1998         PRICE         DATE       PRESENT VALUE(2)
----                             -----------    ------------    --------    ----------    ----------------
Paul A. Ormond.................    300,000         18.3%        $32.4375      9/26/08        $3,246,000
                                   160,000          9.7%         44.1250     10/24/01         1,451,200
M. Keith Weikel................    100,000          6.1%         32.4375      9/26/08         1,082,000
                                    60,000          3.7%         44.1250     10/24/01           544,200
Geoffrey G. Meyers.............     60,000          3.7%         32.4375      9/26/08           649,200
                                    17,756          1.1%         44.1250     10/24/01           161,047
R. Jeffrey Bixler..............     40,000          2.4%         32.4375      9/26/08           432,800
                                     3,000          0.2%         44.1250     10/24/01            27,210
Paul G. Sieben.................     18,000          1.1%         32.4375      9/26/08           194,760

---------------

(1) Each grant with an exercise price of $32.4375 provides that the option shall not be exercisable to any extent until three years following the grant date at which time the option becomes exercisable at the rate of one-third on each of the third, fourth and fifth anniversary of the date of the grant. Each grant with an exercise price of $44.125 is immediately exercisable, pursuant to the Additional Option feature of the Option Plan.

(2) Represents an estimate of option values at grant date by using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 28%, risk-free rate of return of 4.85% and expected life of 4 years.

AGGREGATED OPTION VALUES

     The following table sets forth information concerning option exercises during the last fiscal year by the individuals named in the Summary Compensation Table and the aggregate dollar value of unexercised options held at the end of the last fiscal year by such individuals. The value is based upon a share price of $29.375.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                              VALUE OF
                                                        NUMBER OF SECURITIES                UNEXERCISED
                                                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                          SHARES                    OPTIONS AT DECEMBER 31, 1998    OPTIONS AT DECEMBER 31, 1998
                       ACQUIRED ON       VALUE      ----------------------------    ----------------------------
        NAME           EXERCISE (#)    REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ------------   -----------   -----------    -------------    -----------    -------------
Paul A. Ormond.......    300,000      $11,914,749    1,829,302        300,000       $32,322,692
M. Keith Weikel......    108,000        4,289,310      506,394        100,000         8,130,153
Geoffrey G. Meyers...     41,400        1,644,235      389,348         60,000         7,371,166
R. Jeffrey Bixler....      5,753          228,485      124,820         40,000         1,963,244
Paul G. Sieben.......                                   75,001         36,000         1,441,237     $   14,625

---------------

LONG-TERM INCENTIVE PLANS

     The individuals named in the Summary Compensation Table are covered by the Company's Performance Award Plan ("PAP") under which eligible employees receive a cash award payable at the end of the three-year period specified in the award. The total amount of any award payable at the end of an award period is determined by the Compensation Committee of the Board of Directors and is based upon Company performance criteria established at the beginning of the period. Award payouts for the 1998-2000 and 1999-2001 award periods will be based on the compound annual growth rate in earnings per share of common stock over the period.

              LONG-TERM INCENTIVE PLANS -- AWARDS IN JANUARY, 1998

                                         PERFORMANCE         ESTIMATED FUTURE PAYOUTS
                                          OR OTHER                UNDER NON-STOCK
                                        PERIOD UNTIL             PRICE-BASED PLANS
                                         MATURATION      ---------------------------------
                 NAME                     OR PAYOUT      THRESHOLD     TARGET     MAXIMUM
                 ----                   -------------    ---------    --------    --------
Paul A. Ormond........................   1998-2000       $162,900     $325,800    $488,700
M. Keith Weikel.......................   1998-2000         86,250      172,500     258,750
Geoffrey G. Meyers....................   1998-2000         43,400       86,800     130,200
R. Jeffrey Bixler.....................   1998-2000         27,450       54,900      82,350
Paul G. Sieben........................   1998-2000         21,625       43,250      64,875

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN SEPTEMBER, 1998
Paul A. Ormond........................   1999-2001       $210,000     $420,000    $630,000
M. Keith Weikel.......................   1999-2001        112,500      225,000     337,500
Geoffrey G. Meyers....................   1999-2001         61,250      122,500     183,750
R. Jeffrey Bixler.....................   1999-2001         37,500       75,000     112,500

RETIREMENT PLANS

     The following table illustrates the estimated combined annual retirement benefits which would be provided under the Company's Pension Plan, a qualified defined benefit plan ("Pension Plan"), and the Senior Executive Retirement Plan, a nonqualified defined benefit plan ("SERP"), in various average earnings classifications upon normal retirement at age 65:

HIGH CONSECUTIVE                                  YEARS OF CREDITED SERVICE
THREE-YEAR             --------------------------------------------------------------------------------
AVERAGE EARNINGS          5           10          15          20          25          30          35
----------------       --------    --------    --------    --------    --------    --------    --------
$   300,000              20,300      40,600      60,800      81,100     101,400     121,700     141,900
    600,000              41,700      83,400     125,100     166,800     208,500     250,200     291,900
    900,000              63,100     126,300     189,400     252,500     315,700     378,800     441,900
  1,200,000              84,600     169,100     253,700     338,300     422,800     507,400     591,900
  1,500,000             106,000     212,000     318,000     424,000     530,000     636,000     741,900
  1,700,000             120,300     240,600     360,800     481,100     601,400     721,700     841,900
  2,000,000             141,700     283,400     425,100     566,800     708,500     850,200     991,900

     The benefits illustrated in the above table are calculated on a straight-life annuity basis. In accordance with the provisions of the Pension Plan and the SERP, the table reflects the greater of the regular benefit under current provisions of the plans and the "grandfathered benefit" under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other benefits, but the "grandfathered" benefit does contain a partial offset for social security benefits.

     At December 31, 1998, Messrs. Ormond, Weikel, Meyers, Bixler and Sieben had, respectively, total Credited Service under the Pension Plan and the SERP of 25 years, 12 years, 31 years, 16 years and 19 years. Annual covered compensation includes base salary and amounts earned under the Annual Incentive Award Plan and PAP. The covered compensation for 1998 does not differ substantially from that set forth in the Salary, Bonus and Long-Term Payout columns in the Summary Compensation Table.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers including the executive officers listed in the Summary Compensation Table, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each employment agreement also provides that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time but that no vested or accrued benefit may be adversely affected. The agreements provide that the officer's employment is not for any specified term and may be terminated at any time. In the event of the officer's termination other than for "cause" (as defined in the agreements), payment of base salary would continue for one year except in the case of Messrs. Ormond, Weikel, Meyers and Bixler in which cases salary would continue as described below.

     The employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler also contain provisions applicable in the event of a change in control of the Company. Under these provisions, the Company would pay or otherwise provide certain severance benefits to such individuals in the event that, following a change in control, the individual's employment is terminated for reasons other than cause or the individual resigns under specified circumstances. The severance benefits include a payment equal to three times the aggregate cash compensation of the individual (as defined in the agreement) plus medical, dental and other specified benefits for a period of thirty-six months following termination or resignation. These agreements further provide for the exercisability of all options held by the individual (other than the options granted in September, 1998) and the lapsing of restrictions on restricted stock holdings upon the consummation of the change in control.

     The Merger transaction resulted in a change in control within the meaning of the employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler, triggering certain rights and benefits under their respective employment agreements including the right to terminate their employment and receive lump sum severance benefits. To mitigate certain of such consequences to the Company, each of these executives agreed to remain in the same position following the Merger as he held prior to the Merger and to waive certain rights to terminate his employment and receive severance and other benefits. Such provisions were included in retention agreements entered into by Messrs. Ormond, Weikel, Meyers and Bixler, pursuant to which their existing employment agreements were amended. The amended employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler ("Executive Employment Agreements") each provides for an initial three-year term of employment with automatic one-year renewals unless notice of termination is given by either party. The Executive Employment Agreements further provide that each executive is entitled to a retention payment, paid in February, 1999 (see note 3, Summary Compensation Table), equal to three times the sum of the executive's: (i) base pay in effect at December 31, 1998; and (ii) bonuses payable under the Annual Incentive Plan and the Performance Award Plan for the periods ending December 31, 1998. If the executive resigns or retires without the Company's consent (and other than by reason of death or disability) prior to the third anniversary of the completion of the Merger, the executive is required to repay to the Company a pro rata portion of the retention payment. In addition to the provisions described above, the Executive Employment Agreements generally provide severance benefits equal to three years of base salary in the event of a termination of the executive's employment other than for cause or due to death or disability.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee is comprised of Messrs. Lemieux, Longfield, Malek and Young, none of whom were officers or employees of the Company or any of its subsidiaries during the fiscal year. Mr. Malek joined the Committee in February 1999 and did not participate in Committee decisions regarding 1998 compensation. Mr. Siefers was a member of the Committee until September, 1998 when he resigned from the Committee as contemplated by the Merger transaction. During 1998, the Company received banking and related services from subsidiaries of National City Corporation of which Mr. Siefers was an executive officer and Mr. Lemieux was a director.

COMPENSATION COMMITTEE REPORT

     Compensation Policies Applicable to Executive Officers. During 1998, the Compensation Committee continued to follow basic compensation policies previously established. The main objective of the executive compensation program remains the enhancement of stockholder value over the long term. The Committee has noted that the health care industry continues to evolve in a highly competitive and heavily regulated environment which presents senior management with significant challenges and opportunities. The Committee believes that the superior performance of the senior management team in this complex business environment has directly resulted in significant and consistent increases in recognized measures of stockholder value. In the judgment of the Committee, the continued achievement of significant increases in stockholder value requires a superior compensation package which attracts and retains executives of exceptional talents and leadership ability and motivates superior performance in achieving future growth in stockholder value. The compensation program therefore is designed and administered (1) to be strongly competitive within the health care industry generally and with the compensation policies of other publicly-held companies of comparable size and complexity; (2) to provide major incentives directly linked to increases in recognized measures of stockholder value; and (3) to reward superior performance as measured by financial and non-financial factors. The Committee believes that the current compensation program is accomplishing these objectives but the Committee also recognizes its responsibility to evaluate the program regularly and make appropriate changes to ensure its continued success.

     In the judgment of the Committee, 1998 was a year of extraordinary achievements for the Company, the most prominent of which was the completion of the Merger in September, 1998. The Merger significantly increased the size of the Company in terms of its revenues, facilities, employees and the complexity and geographic scope of its operations. In recognition of the significantly enhanced management challenges and opportunities presented by the combined post-Merger operations, the Committee approved salary increases for the named executives and certain other corporate officers effective in September, 1998 upon stockholder approval of the Merger transaction. In making these adjustments, the Committee also considered competitive information, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions to future Company performance. Although strong overall performance by the Company factored into the salary adjustments, the Merger-related and individual factors stated above were the primary considerations.

     Salary adjustments for executive officers other than Messers. Ormond, Weikel, Meyers and Bixler also took into account the elimination of such executive officers' participation in the Performance Award Plan ("PAP"). The salary adjustments and changes in PAP participation were also designed to address certain differences in the compensation plans pre-Merger of HCR and Manor Care. The Committee believes that participation in the PAP remains appropriate for Messers. Ormond, Weikel, Meyers and Bixler and is an important component of their overall compensation plan, linking compensation to long-term increases in stockholder value. During 1998, the Committee set target growth rates for the 1998-2000 and 1999-2001 award periods which include a threshold growth rate for any payment and a maximum payment for growth significantly in excess of the target. The Committee also approved payouts under the PAP based upon the actual rate of growth in EPS during the 1996-1998 award period, the criteria established by the Committee at the time the awards were made. During this period the growth in EPS exceeded the target goal by an amount which earned maximum payouts under the specific formula established at the time the target goals were set by the Committee.

     The Committee also approved payouts under the Annual Incentive Plan, taking into account the completion of the most significant strategic merger in the history of the long-term care industry, the Company's efforts to prepare for the dramatic changes in reimbursement under the prospective payment system and solid financial performance both pre-Merger and post-Merger in an exceedingly challenging environment. The Company's financial performance was demonstrated by significant growth in earnings per share (EPS), prior to restructuring and other non-recurring charges, while maintaining its traditionally high operating margins, strong cash flow and the lowest debt ratios among public companies in the industry. In addition, the Committee determined that the quality of care in the Company's nursing centers remained at a high level during 1998. These performance achievements, which exceeded the performance of other companies in the industry by a wide margin, justified payouts under the Annual Plan substantially in excess of the target payout levels.

     The Committee continues to believe that a broad-based stock option plan is an important element in a compensation program designed to maximize stockholder value. The Company's Amended Stock Option Plan for Key Employees ("Option Plan") covers executive officers and key corporate and field management. The Committee believes that the program is valued by eligible employees at all levels of the organization and that the program is providing an important incentive to increasing stockholder value. In recognition of the expanded workforce which would result from the Merger, the Committee and the Board of Directors approved, subject to stockholder approval, an amendment to the Option Plan increasing the total number of shares authorized for issuance under the Option Plan by 3,000,000 shares. The amendment was approved by the stockholders in September, 1998.

     In 1998, the Committee approved option awards for a broad-based group of employees covered by the Option Plan including the named executive officers. In making awards to the officers of the Company, the Committee considered the significant challenges and opportunities presented by the Merger and determined that option awards in excess of prior annual grants would be appropriate in order to provide substantial incentives for growth in stockholder value from the point of the Merger forward. Accordingly, the Committee made awards to corporate officers including the named executive officers in amounts approximately three times the annual grants made in prior years with exercise dates deferred until the third anniversary of the grant at which time the option becomes exercisable at the rate of one third of the award on the third, fourth and fifth anniversaries of the date of the grant. Absent unusual circumstances, the Committee does not expect to make additional option awards to corporate officers for two years following the date of the 1998 grants. Individual option grants were based upon the individual's potential to make a contribution to earnings growth as determined by the individual's job classification, responsibilities and past performance.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Accordingly, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Committee also believes that the complex health care environment in which the Company currently operates requires a high degree of leadership, innovation and prudent risk-taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these entrepreneurial skills.

     The CEO's compensation for 1998 was directly related to the overall performance of the Company. The Committee believes that the extraordinary leadership provided by the CEO enabled the Company to complete the most significant strategic merger in the history of the long-term care industry while the Company continued to achieve outstanding results as measured by financial criteria and important qualitative factors. The Committee also recognized that the highly challenging competitive and regulatory environment continued to impact the operations of all companies in the long-term care industry. The CEO's strong performance in leading the Company to meet the numerous challenges and opportunities presented to it can also be measured by the Company's strong overall performance relative to substantially all other companies in the industry. The CEO's compensation also continued to reflect: (1) the high level of care maintained in the Company's nursing centers and the continued emphasis on quality among all employees; (2) progress in implementing growth objectives of the Company as reflected in earnings growth from existing assets, the further development and addition of specialty care units and acquisition and new construction activities; (3) the continued strong performance of the senior management team; and (4) related qualitative factors.

     Policy Related to Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to the CEO and the other four most highly compensated officers, as of the end of a fiscal year, to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993, subject to an exception for "performance-based compensation." It is the Committee's policy to take the necessary steps, including appropriate plan amendments, to qualify compensation paid to executive officers for deductibility to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. In furtherance of this policy, the stockholders have approved amendments to the PAP, the Option Plan and the Amended Restricted Stock Plan designed to meet the performance-based compensation requirements of Section 162(m). The Committee will continue to monitor developments on this subject and take further action as may be appropriate.

                                          Joseph H. Lemieux
                                          William H. Longfield
                                          Thomas L. Young

PERFORMANCE GRAPH

     The graph below compares the total return on an investment in HCR Manor Care common stock to the cumulative total return for a broad market index (the Standard & Poor's 500 Stock Index) and to the cumulative total return for an index comprised of a peer group of companies(1). The indices reflect the year end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     The graph assumes a $100 investment in HCR Manor Care stock on December 31, 1993 at a price of $14.8333 per share, as adjusted for a 50% stock dividend on June 5, 1996. The graph also assumes investments of $100 each in the S&P 500 and peer group indices on the same date.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                           HCR                       S&P 500              PEER GROUP INDEX (1)
                                                           ---                       -------              --------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   135.39                      101.38                       90.92
'1995'                                                   157.30                      139.45                       63.97
'1996'                                                   192.97                      171.45                       82.65
'1997'                                                   271.34                      228.65                      108.56
'1998'                                                   198.02                      294.00                       45.30

---------------
(1) The peer group index is based on the total return for investments in the common stock of the following companies: Beverly Enterprises, Inc.; Integrated Health Services, Inc.; and Novacare, Inc. Manor Care, Inc., a fourth company included in the index last year, has been excluded for all periods because it ceased to exist as a separate corporation following its merger into HCR Manor Care in September 1998. Other companies that, as a result of their acquisition by other companies, have been eliminated from the index since its inception for the five-year period ending December 31, 1993 include: The Hillhaven Corporation (1995), and Living Centers of America, Inc. (1997). The index is developed by weighting the returns achieved by each company in the index in proportion to each company's share of the market value of the entire group's common equity capitalization.

             ITEM 2 -- SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999, subject to ratification of such selection by the stockholders. If the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they so desire.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. For adoption, all proposals to be voted upon by stockholders require a majority vote of common stock represented at the meeting in person or by proxy.

                              GENERAL INFORMATION

SOLICITATION COSTS

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     A stockholder desiring to submit a proposal for inclusion in the Company's proxy statement for the 2000 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 29, 1999. A stockholder desiring to bring a proposal before the 2000 Annual Meeting that is not in the Company's proxy statement for that meeting must deliver its proposal to the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder's submission will be considered timely if received within ten (10) days of the date on which notice of the date of the annual meeting is first mailed or publicly disclosed. The Company requests that all such proposals be addressed to R. Jeffrey Bixler, Vice President, General Counsel and Secretary, HCR Manor Care, Inc., 333 N. Summit St., Toledo, Ohio 43604.

                                          By Order of the Board of Directors,

                                          R. JEFFREY BIXLER, SECRETARY
Toledo, Ohio
March 29, 1999

                                    HCR LOGO

                              HCR MANOR CARE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [LOGO]

                                                                       FOR ALL
                                                      FOR   WITHHELD  EXCEPT NOMINEE(S)
                                                      ALL     ALL     WRITTEN BELOW
1. ELECTION OF DIRECTORS: CLASS II
Nominees:                                             {}     {}        {}
-------
Stewart Bainum, Joseph H. Lemieux, and Gail R.
Wilensky
-----------------------------------------------------
                                                      FOR    AGAINST   ABSTAIN

2. Ratify selection of Ernst & Young LLP as           [  ]    [  ]      [  ]
   auditors.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:                                , 1999
                                         --------------------------------

                                   --------------------------------------------
                                   Signature

                                   --------------------------------------------
                                   Signature, if held jointly




 ................................................................................

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                              HCR MANOR CARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul A. Ormond, Geoffrey G. Meyers and R. Jeffrey Bixler and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all shares of common stock of HCR Manor Care, Inc. held of record by the undersigned on March 11, 1999, at the Annual Meeting of Stockholders to be held on May 4, 1999, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1 and 2. Items 1 and 2 have been proposed by the registrant.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

 ................................................................................

                              FOLD AND DETACH HERE

                              HCR MANOR CARE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO

                                                                       FOR ALL
                                                       FOR   WITHHELD  EXCEPT NOMINEE(S)
                                                       ALL      ALL    WRITTEN BELOW
1. ELECTION OF DIRECTORS: CLASS II                    [ ]    [ ]       [ ]
Nominees:
--------
Stewart Bainum, Joseph H. Lemieux, and Gail R.
Wilensky
                                                      FOR    AGAINST   ABSTAIN
----------------------------------------------
                                                      [ ]     [ ]       [ ]
2. Ratify selection of Ernst & Young LLP as
auditors.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             PLEASE SIGN EXACTLY AS NAME
                                             APPEARS HEREON.


                                             Dated:                       , 1999
                                                   -----------------------


                                             -----------------------------------
                                             Signature


 ................................................................................

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                              HCR MANOR CARE, INC.

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

The undersigned hereby authorizes and instructs National City Bank, Cleveland, Trustee under the HCR Stock Purchase and Retirement Savings Plan, to vote in person or by proxy the full common shares of HCR Manor Care, Inc. credited to my account under the Health Care and Retirement Corporation Stock Fund as of March 11, 1999, if any, at the Annual Meeting of Stockholders to be held on May 4, 1999, or at any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed on the reverse side of this card by the undersigned stockholder. If no direction is made, this proxy will be voted by the Trustee in accordance with the instructions received with respect to a majority of shares in the Health Care and Retirement Corporation Stock Fund.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
              ITEMS 1 AND 2 HAVE BEEN PROPOSED BY THE REGISTRANT.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

 ...............................................................................
                              FOLD AND DETACH HERE